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                                                                   EXHIBIT 10.14




                            STV ACQUISITION COMPANY
                           SMITH ACQUISITION COMPANY
                               200 CRESCENT COURT
                                   SUITE 1600
                              DALLAS, TEXAS  75201


                                November 4, 1996


Mr. Robert N. Smith
Smith Broadcasting Partners, L.P.
c/o 3839 4th Street North
Suite 420
St. Petersburg, FL  33703


Gentlemen:

         In reliance upon, among other things, this Letter Agreement, (a) STV Acquisition Company, a Delaware corporation ("STV") and a wholly-owned subsidiary of Hicks, Muse, Tate & Furst Equity Fund III, L.P. ("Hicks Muse"), entered into an Asset Purchase Agreement (the "WEYI/WROC/KSBW Asset Purchase Agreement") of even date herewith, pursuant to which STV agreed to, among other things, (i) acquire certain assets and assume certain liabilities related to the Stations (other than WTOV-TV) and (ii) deposit in escrow an Irrevocable Letter of Credit in an amount of $7.85 million (the "Earnest Money Deposit") and (b) Smith Acquisition Company, a wholly-owned subsidiary of STV ("SAC"), entered into an Asset Purchase Agreement (the "WTOV Asset Purchase Agreement" and, together with the WEYI/WROC/KSBW Asset Purchase Agreement, the "Asset Purchase Agreements") of even date herewith, pursuant to which SAC agreed to acquire certain assets and assume certain liabilities related to WTOV. Capitalized terms used herein and not otherwise defined shall have the meanings given same in the Asset Purchase Agreements.

         In consideration of the foregoing and the agreements herein set forth, the parties hereto agree as follows:

         1. Guarantee. To the extent the Sellers fail to pay any amount owed to STV and SAC under Section 2.6.2 of each of the Asset Purchase Agreements,

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Robert N. Smith hereby agrees to pay STV and SAC the lesser of (a) the amount owed to STV and SAC as an overpayment of the Net Working Capital Amount pursuant to Section 2.6.2 of each of the Asset Purchase Agreements, or (b) the sum of $200,000.

         2. Assignability. No party hereto shall have the right or the power to assign or delegate this Letter Agreement or any interest herein, in whole or in part, without the prior written consent of the other party hereto, and any purported assignment or delegation without such prior written consent shall be null and void; provided, however, that STV and SAC may assign or delegate this Letter Agreement or any interest herein to any affiliate of Hicks Muse or Robert N. Smith.

         3. Amendments. The terms of this Letter Agreement cannot be changed, waived, released or discharged otherwise than by a writing signed by each party hereto.

         4. Nonwaiver. Failure to insist in any instance upon strict performance of any provision of this Letter Agreement or to enforce any right hereunder shall not be construed as a waiver of any such provision or the relinquishment of any such right but the same shall continue in full force and effect.

         5. Governing Law. This Letter Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without giving effect to the principles of conflict of laws thereof.

         6. Counterparts. This Letter Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original; such counterparts shall together constitute but one agreement.


                                        Very truly yours,


                                        STV ACQUISITION COMPANY



                                        By:  /s/ DANIEL S. DROSS
                                            ------------------------------------
                                            Name: Daniel S. Dross
                                                 -------------------------------
                                            Title: Vice President
                                                  ------------------------------





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                                        SMITH ACQUISITION COMPANY



                                        By:  /s/ ROBERT N. SMITH
                                             -----------------------------------
                                             Name: Robert N. Smith
                                                  ------------------------------
                                             Title:   President
                                                   -----------------------------





Acknowledged and Agreed
to as of the date
first entered above:



/s/ ROBERT N. SMITH
-----------------------
Robert N. Smith





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